                                                                    EXHIBIT 10-G


March 5, 1998


Mr. Olaf Olafsson
23 East 94th Street
New York, NY 10128

         RE:     Employment Agreement

Dear Olaf:

         This letter, when signed by you and Advanta Corp. (the "Company"), shall constitute the agreement relating to your employment with the Company as follows:

         1. Title and Duties. Your title will be President of the Company and you will serve as a member of the Office of the Chairman. In that capacity you will perform such senior executive duties on a full-time basis consistent with your position as the Company and you reasonably determine. You have been elected by the Board to be a member of the Board until the 2000 Annual Meeting. If you remain employed with the Company at the Company's 2000 Annual Meeting, the Board shall nominate you to be elected by the shareholders for a three year term as director at that Annual Meeting. We shall at all times maintain officers' and directors' liability insurance in an amount not less than $5 million.

         2. Start Date. Your employment in your new role will commence on or about March 5, 1998, or at such earlier time as is feasible and mutually agreed to ("Start Date").

         3. Base Salary. Your annual base salary will not be less than $595,000, payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time.

         4. Annual Bonus. You will join Dennis Alter and William Rosoff in the "A" compensation category and you shall be eligible to participate in Advanta's Management Incentive Plan ("AMIP"). Your target bonus will be at least 75% of your Base Salary each year. The maximum bonus is currently 200% of target. Normally, bonus awards will be based upon both your personal performance and the performance of the Company and you will be paid such awards at the same time as the other members as the Office of the Chairman which is ordinarily during the first quarter of the year following the year in which the bonuses are earned. Currently, AMIP calls for annual payment of any amount up to your initial target bonus in freely tradeable shares of Class B common stock and any amounts in excess of such initial target bonus in cash.

         5. Advanta Restricted Stock Award. Upon the Start Date, as specified in Paragraph 2 above, Advanta will grant and convey to you 200,000 shares of Class B restricted stock (the "Bonus Shares"). The Bonus Shares shall vest (i.e., become free of restrictions and freely tradeable) at the rate of 50,000 shares on each of the first four anniversaries of the Start Date provided you are still employed by the Company on the anniversary date. You will receive non-preferential cash dividends (so long as Advanta is paying dividends on Class B Shares) on all of the Bonus Shares both before and after they vest. While any Bonus Shares remain restricted, the restricted Bonus Shares (and any securities received as a dividend or distribution with respect to such restricted Bonus Shares) may not be sold, transferred, pledged or hypothecated by you (other than to a family member or family trust to facilitate your estate planning goals in which case such restrictions will apply to the Bonus Shares held by such family member or family trust). While Bonus Shares remain restricted, the stock certificates for such shares shall be held by Advanta, and copies thereof shall be delivered to you (as is our practice with respect to all restricted shares under the AMIP bonus plan).
Such restricted shares shall bear a restrictive legend indicating that they are subject to the restrictions described above and, in certain circumstances (as more fully set forth below) to forfeiture and return to Advanta without the payment to you of any consideration therefor. As Bonus Shares vest, certificates for the vested shares (and for any securities received as a dividend or distribution with respect thereto), free of the restrictive legend described in the preceding sentences shall be delivered to you. Provisions for accelerated vesting are set forth in paragraph 7. Any Bonus Shares which have not vested pursuant to this Agreement at or before the time you cease to be employed by the Company shall be forfeited by you and returned to Advanta without payment of any consideration. Except as described above, it is specifically understood that the Bonus Shares shall vest without regard to your personal performance or the performance of the Company during the term of your services.

         6. Options. In connection with the delivery of this letter, the Stock Option Committee under the Company's 1992 Stock Option Plan has granted to you, effective upon the Start Date, an option to purchase 100,000 shares of Class B common stock which will be registered pursuant to a Form S-8 (the "Original Options") in accordance with the Advanta Corp. 1992 Stock Option Plan ("ACSOP"). The price of these shares shall be equal to the closing sale price on the Start Date. Your right to exercise the Original Options shall, in the ordinary course, vest 25% per year on each of the first four anniversaries of the Start Date. Provisions for accelerated vesting are set forth in Paragraph
7. Any of the Original Options that do not vest pursuant to this Agreement at or before the time you cease to be employed by the Company shall be forfeited and terminated without payment of any consideration. In the event of a termination of your employment (under circumstances in which the accelerated vesting provisions of

Paragraph 7 apply) the time to exercise the Original Options shall be two years commencing as of the date of your departure from the Company, after which the Original Options shall expire, unless in any case a longer period of time to exercise is customarily accorded to senior management executives, in which case you shall also be accorded such longer time to exercise. Shortly after the Start Date, we will furnish to you a Stock Option Agreement in the form attached hereto as Exhibit A. The Company shall also award you additional options in accordance with ACSOP on an annual basis, subject to Board discretion. Generally, these grants, if made, are made in February of each year, recognizing that option grants for all senior executives are ultimately determined by the Stock Option Committee of the Board of Directors. The terms and conditions of such annual option grants shall be the same as the terms and conditions of the annual options granted to other senior management executives of the Company.

         7. Accelerated Vesting. The Bonus Shares and Original Options will vest immediately and entirely upon the occurrence of any of the following events:

                 (a) Upon the Company's termination of your employment for any reason other than "Cause" as defined below.

                 (b) In the event of your death, Disability, retirement or departure from the Company except for a voluntary departure by you (not solicited by us). For purposes of this Agreement, a Disability shall mean any physical or mental condition which in the Company's reasonable judgment makes you unable to perform your essential duties hereunder, with or without reasonable accommodation.

                 (c) In the event of a change of control of the Company (as defined in the Stock Option Agreement attached hereto as Exhibit A) all of your Bonus Shares and Original Options shall immediately vest. For purposes of this Agreement, the transaction with Fleet Financial Group, Inc. which was announced be the Company on October 28, 1997 will not be a change of control of the Company, nor shall it extend the time for you to exercise the Original Options as provided in paragraph 6.

                 (d) You terminate your employment for "Good Reason" which shall mean (1) any material breach by the Company of the terms of this agreement; or (2) the requirement that you undertake duties that are materially
(i) inconsistent or (ii) not commensurate with your title, provided, however, that before you can terminate for "Good Reason" you must provide the Company with written notice of the basis for your belief that "Good Reason" has occurred and you must first give the Company thirty (30) days after receipt of such notice to cure the event which you believe constitutes "Good Reason" pursuant to this paragraph. Your voluntary departure from the company (not solicited by us) shall not accelerate the vesting of the Bonus Shares or the Original Options, unless you terminate for "Good Reason."

         8. Place of Employment and Expense Reimbursement. Your services shall be performed on average three days a week in the Philadelphia, Pennsylvania metropolitan region, and the remainder in the New York, New York metropolitan region, subject to reasonable domestic and overseas travel on our behalf. We will pay or reimburse you for all transportation, hotel and other expenses incurred by you on business trips outside the metropolitan New York, New York area and for all other ordinary out-of-pocket expenses incurred by you in the conduct of business on our behalf, on submission of appropriate expenses documentation in accordance with normal Company practice. Notwithstanding anything to the contrary, the Company recognizes that you will continue to author books and other literary works and will make appropriate accommodations to you for such purposes.

         9. Life Insurance. During the period of your employment, we shall maintain in effect, at our sole expense (except for taxes on the bonus payments equal to your share of split dollar premiums) one or more insurance policies on your life aggregating Five Million Dollars $5,000,000 of life insurance, as to which your designee shall be the beneficiary. The policy (the "Trust Policy") providing such benefit will, if you so request, be owned by your designee or a trust (the "Owner"), and otherwise shall be owned by us; provided however, that if the Trust Policy is owned by the Owner, it shall be collaterally assigned to and held by us to secure any repayment obligations described below. The Owner of the Trust Policies shall enter into a Split Dollar Insurance Agreement and Collateral Assignment Agreement which are in the forms attached hereto as Exhibits B and C.

         10. Benefits. You shall receive such medical and other benefits (other than life insurance benefits which are governed by Paragraph 9), as are accorded to other senior management executives, including disability insurance coverage and participation in any pension program we may establish. Currently, our disability plan provides for coverage at the rate of sixty (60%) percent of an employee's base salary and target AMIP bonus (subject to a maximum benefit of $25,000 per month, or a base salary and target AMIP bonus maximum of $500,000) until the age of sixty-five (65). We shall furnish to you an automobile and related expenditures consistent with those accorded to other senior management executives and we shall pay your initiation fee and annual dues to belong to the country club of your choice. We shall also furnish to you certain financial planning services consistent with other senior management executives, at no cost to you (other than applicable taxes on this benefit). You shall be entitled to annual vacations, which may be taken at any time mutually agreed to by you and us.

         11. Term; Termination for Cause. Although you and we are entering into this agreement with the hope and expectation that this will be a multi-year partnership, either you or we may terminate your services at any time upon thirty (30) days prior written notice to the other. We may, by notice to you, terminate your employment for "Cause" or without cause. As used herein, "Cause"shall mean: (a) your willful refusal or failure to perform a material and substantial part of your duties hereunder, it being understood that "Cause" shall not exist unless and until you have received written notice from us detailing the alleged willful refusal or failure, and you have been accorded at least at least thirty (30) days to cure; or (b) your commission of a felony, or of any act of fraud, misappropriation or criminal conduct involving or relating in any material way to the Company, or of personal dishonesty materially injurious to the Company. If you cease to be employed by the Company for any reason, including without limitation, a termination by us for "Cause", you (or your estate in the case of death) shall be entitled to receive your Base Salary and accrual benefits until the date you cease to be employed and your AMIP Bonus, pro-rated through the date you cease to be employed, which AMIP Bonus shall be subject to the discretion of the Board. The foregoing is without limitation to any rights you have at the time you cease to be employed by the Company (apart from Base Salary, accrued benefits and AMIP Bonus) where applicable, such as accelerated vesting to the extent provided in Paragraph 7.

         12.     Miscellaneous.

                 (a) The Company has the right to obtain key-man insurance on your life, at the Company's sole cost and expense. You agree to cooperate with the Company in obtaining any such insurance and to submit to the usual and customary medical and other examinations and to sign all requisite applications therefor.

                 (b) You represent and warrant to the Company that there are no restrictions, agreements or understandings whatsoever to which you are party that would prevent or make unlawful your execution or performance of this agreement.

                 (c) You understand that the services to be rendered and the duties to be performed by you hereunder are of a special, unique and personal nature and that you may not assign your rights or delegate your obligations under this agreement.

                 (d) You shall be considered an employee of the Company within the meaning of all federal, state, and local laws and regulations governing unemployment, insurance, workers' compensation, industrial accident, labor and taxes.

                 (e) The Company may deduct and withhold from your compensation, and from any option or stock awards hereunder, any taxes required to be deducted or withheld under any applicable law.

                 (f) This agreement represents the entire understanding between the parties with respect to this relationship and supersedes all prior oral and written agreements and negotiations relating to the subject matter of this agreement, and supersedes your prior employment agreement with Advanta Information Inc. Additionally, you have agreed to relinquish the shares of common stock of Advanta Information Inc. previously awarded to you pursuant to paragraph 4 of the August 15, 1996 Agreement between you and Advanta Information Inc.

                 (g) All clauses and covenants contained in this agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law or, if they are not susceptible to such limitation, this agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

                 (h) This agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

                 (i) All notice of any kind which either party may be required or may desire to serve upon the other party hereunder shall be in writing and sent by hand delivery or nationally recognized overnight courier service providing receipt of delivery, or by certified or registered mail, return receipt requested, postage prepaid. Notice to the Company shall be sent to the above address or any address, as may be provided hereafter. Notice to you shall be sent to the above address or any address, as made provided hereafter and with a copy to David Alexander, Peyser & Alexander Management, Inc., 500 Fifth Avenue, Suite 2700, New York, NY 10110.

                 (j) Nothing in this agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another entity that assumes this agreement and all obligations of the Company hereunder, subject to your rights hereunder if such a transaction is consummated, as discussed above. Thereafter, the term "Company" shall mean such other entity and this agreement shall continue in full force and effect. This provision is not applicable to the Fleet Transaction.

         Assuming the foregoing accurately reflects our understanding, please indicate your acceptance of its terms below. We both agree that we intend to be legally bound by this agreement.

                                           Very truly yours,

                                           ADVANTA CORP.


                                           By:
                                              -----------------------

                                           --------------------------


Accepted and Agreed this                   By:
                                              -----------------------
    day of             , 1998
---        ------------                    --------------------------

--------------------------------

                                 ADVANTA CORP.

                           NON-QUALIFIED STOCK OPTION

         THIS NON-QUALIFIED STOCK OPTION (the "Option") is granted as of [_______________], 199_ by ADVANTA Corp., a Delaware corporation (the "Company"), to _______________(the "Optionee"), pursuant to the Company's 1992 Stock Option Plan (the "Plan").

                              W I T N E S S E T H:

         1. Grant. The Company hereby grants to the Optionee an Option to purchase, subject to the terms and conditions hereinafter set forth, all or any part of an aggregate of One Hundred Thousand (100,000) Shares of the Company's Class B Common Stock, par value $0.01 per share (the "Option Shares"), at the purchase price of $_____ per share (the "Option Price"). This Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Term. The Option granted hereunder shall expire at 5:00 p.m. (local Philadelphia, Pennsylvania time) on the earliest to occur of the following:

                 (a)      [__________], 200_ (the "Expiration Date") [10 years
from grant];

                 (b) The last day the Optionee's employment or service with the Company or its Affiliates, where said employment or service is terminated in circumstances where the accelerated vesting provisions of paragraph 7 of that certain letter agreement (the "Letter Agreement") between the Company and Optionee dated [__________], 199_ do not apply; or

                 (c) Expiration of two (2) years from the date the Optionee's employment or service with the Company or its Affiliates terminates if the termination occurs under circumstances in which the accelerated vesting provision of paragraph 7 of the Letter Agreement apply.

         3. Vesting. This Option shall vest over a period of four years, beginning from the date first written above (the "Date of Grant"). This Option may be exercised only to the extent that it has vested. Beginning on the first anniversary of the Date of Grant, 25% of the Option shall vest (i.e., 25% of the Option Shares covered by the Option shall become eligible for purchase). Beginning on each of the second through fourth anniversaries of the Date of Grant, an additional 25% of the Option shall vest, so that on the fourth anniversary of the Date of Grant, this Option shall be 100% vested. Notwithstanding the foregoing, in the event of: (i) a Change in Control of the Company (as defined in Section 8); or (ii) upon Optionee's death, disability, retirement or departure from the Company the Option shall be vested to the extent provided in the Letter Agreement.

                                   Exhibit A

         4. General Rules. To the extent otherwise exercisable, this Option may be exercised in whole or in part except that this Option may in no event be exercised (a) with respect to fractional shares or (b) after the expiration of the Option term set forth under paragraph 2 hereof.

         5. Transfers. The Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Notwithstanding the foregoing, the Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

         6.      Method of Exercise and Payment.

                 (a) When exercisable under Paragraphs 2, 3 and 4, the Option may be exercised by written notice, pursuant to Paragraph 9, to the Company's Secretary specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act"), containing the Optionee's acknowledgment, in form and substance satisfactory to the Company, that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of the Option Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Option Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 6(a) has occurred.

                 (b) The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve. Such exercise shall be effective upon the actual receipt by the Company's Secretary of such written notice and payment.

                 (c) The Company shall have the right to require the Optionee to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Option Shares. The Company's obligation to make any delivery or transfer of Option Shares shall be conditioned on the Optionee's compliance with any withholding requirement to the Company's satisfaction.

         7. Adjustments Upon Changes in Common Stock. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment affecting the Common Stock which is effected without receipt of consideration by the Company, the Committee designated under the Plan shall make appropriate adjustments with respect to the aggregate number of shares and class or classes of shares issuable upon exercise of the Option in lieu of the remaining number of Option Shares and with respect to the Option Price hereunder. The Committee shall have the authority to determine the adjustments to be made pursuant to this Section, and any such determination by the Committee shall be final, binding and conclusive.

         8. Definition of "Change of Control". A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or
(ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its Board of Directors, if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the

Company's Class A Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two
(2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period. Notwithstanding the foregoing, the transaction with Fleet Financial Group, Inc. which was announced on October 28, 1997 will not be a change of control for purposes of this Paragraph or Agreement.

          9. Administration. This Option has been granted pursuant to the Company's 1992 Stock Option Plan, and is subject to the terms and provisions thereof. Capitalized terms herein which are not otherwise defined have the meaning specified in the Plan. All questions of interpretation and application of the Plan and this Option shall be determined by the Committee designated under the Plan, and such determination shall be final, binding and conclusive.

         10. Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal operating office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given only when actually received by the Company.

         11. Continued Service. Nothing herein contained shall affect the right of the Company to terminate the Optionee's employment or the Optionee's services, responsibilities, duties, or authority to represent the Company as a member of its Board of Directors, or to discontinue the Optionee's services to the Company in any capacity at any time for any reason whatsoever.

         IN WITNESS WHEREOF, the Company has granted this Option as of the day and year first above written.

                                    ADVANTA CORP.


                                    By:
                                       ----------------------------------
                                             Dennis Alter, Chairman


                                    Attest:
                                           ------------------------------
                                             Elizabeth H. Mai, Secretary

                        SPLIT DOLLAR INSURANCE AGREEMENT


         SPLIT DOLLAR INSURANCE AGREEMENT dated as of ________, 1998, by and between __________________________ ("Owner"), and ADVANTA CORP. ("Company").

         The parties hereto in consideration of the agreements and covenants hereinafter set forth and intending to be legally bound, agree as follows:

         1. This agreement relates to Policy No. ___________ ("Policy") on the life of OLAF OLAFSSON ("Insured") issued by ______________________________ ("Insurer"). Subject to the conditions hereinafter set forth, the Owner shall be the sole owner of the Policy.

         2. The Company has heretofore and shall continue to pay the portion of the annual premiums on the Policy equal to: (i) the annual net premiums, minus (ii) the value of the death benefits to which the Owner is then entitled, determined by using the lesser of (a) the applicable one-year term premium cost computed under Revenue Ruling 55-747, 1955-2 C.B. 228 (or any superseding ruling thereto) or (b) the applicable premium rates charged by the Insurer for initial issue one-year term insurance. The Owner shall pay to the Company in connection with the Policy, or directly to the Insurers, the amount described in clause (ii) above, and such payments shall continue to be made to the Company notwithstanding the fact that there are no annual net premiums on the Policy or that the Company's obligation to pay premiums is satisfied by distributions from the Policy. In any year, the "annual net premiums" shall equal the gross premiums less policy dividends which are not used to purchase additional insurance. The aggregate of such Company payments, reduced by amounts received by the Company with respect to the Policy, is hereinafter referred to as the Company's "Cash Investment" in the Policy. The Company shall also pay to or on behalf of OLAF OLAFSSON a bonus equal to the amount described in clause (ii) above.

         3. In consideration of the payments made pursuant to paragraph 2 hereof, the Company shall receive from the proceeds of the Policy, upon the death of the Insured (or upon the surrender of the Policy during the Insured's lifetime) an amount equal to the Company's Cash Investment in the Policy, as calculated under paragraph 2 hereof. The balance of the proceeds, if any, shall be paid as provided by the Owner in the Policy.

                                   Exhibit B

         4. To secure the Cash Investment, the Owner shall assign to the Company a security interest in the Policy equal in amount to the Cash Investment and such security interest shall be limited to the Company's right to receive such amount out of the proceeds of the Policy.

         5. The assignment to the Company provided for in this agreement shall be effectuated by the execution of a Collateral Assignment Agreement substantially in the form attached hereto as Exhibit "A".

         6. The Owner shall notify the Insurer of the Collateral Assignment Agreement and shall take no action that would impair the security interest of the Company under the Collateral Assignment Agreement.

         7. Each and every right, interest or incident of ownership associated with the Policy which are not expressly assigned to the Company by the Collateral Assignment Agreement shall be retained by the Owner, including, but not limited to, the right to designate and change the beneficiaries of the Policy, the right to transfer the Policy subject to the rights assigned to the Company, the right to surrender the Policy subject to the rights assigned to the Company, and the right to exercise any option provided in the Policy.

         8. Subject to taking notice of the Collateral Assignment Agreement when it is filed at its home office, the Insurer shall have no obligation except as set forth in the Policy. The Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained. Upon the Insured's death (or upon surrender of the Policy prior to the death of the Insured), the Insurer shall be discharged from its obligations upon payment of the proceeds in accordance with the provisions of the Policy and the Collateral Assignment Agreement and without regard to this agreement or any amendment hereof.

         9. For purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company is the "Named Fiduciary" and "Administrator" within the meaning of sections 402(a) and 3(16)(A) of ERISA, respectively, and the fiduciary for deciding claims. All claims shall be resolved under procedures which comply with regulations promulgated under section 503 of ERISA.

         10. This agreement may be terminated at any time while the Insured is living by written notice thereof by either the Company or the Owner to the other. As of the date of such termination, the Company shall be repaid its Cash Investment solely to the extent of funds available from the Policy, the Company shall have no further rights in the Policy and the Collateral Assignment Agreement shall be terminated.

         11. Amendments may be made to this agreement by a writing signed by each of the parties and attached hereto.

         12. All matters respecting the validity, effect and interpretation of this agreement shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         13. This agreement shall be binding upon the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.


ADVANTA CORP.                                [OWNER]


By:                                          By:                          (SEAL)
   ------------------------------------           ------------------------



Attest:
       --------------------------------
              [Corporate Seal]

                        COLLATERAL ASSIGNMENT AGREEMENT


         COLLATERAL ASSIGNMENT AGREEMENT dated as of _________, 1998, by and between _____________________________________("Owner"), and ADVANTA CORP.
("Company").

         This Agreement relates to _________________________ ("Insurer") Policy No. _______, ("Policy") on the life of OLAF OLAFSSON ("Insured").

         The parties have entered into a Split Dollar Insurance Agreement ("Insurance Agreement") contemporaneously with this Collateral Assignment Agreement.

         Pursuant to the Insurance Agreement, the Owner has agreed to assign to the Company a security interest in the Policy in order to provide for the payment to the Company of the Cash Investment, as defined in the Insurance Agreement.

         The parties hereto, in consideration of the foregoing and the agreements and covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

         1. The Owner hereby assigns to the Company a security interest in the Policy in order to secure for the Company the payment of the Cash Investment in the Policy, consisting of the following rights:

                 (a) Upon the death of the Insured, the Company shall have the right to receive so much of the proceeds payable under the Policy as is equal to the Cash Investment, determined as of the date of the Insured's death. The Company may collect such portion of the proceeds directly from the Insurer.

                 (b) In the event the Policy is surrendered by the Owner prior to the death of the Insured, the Company shall have the right to receive so much of the proceeds received as is equal to the Cash Investment, determined as of the date of surrender. The Company may collect such portion of the proceeds on surrender of the Policy directly from the Insurer.

         2. The Insurer is authorized to rely solely on the written statement of the Company and the Owner for the exercise of any rights under the Policy assigned herein and as to the amount of the Cash Investment as of any date. The Insurer is hereby authorized to recognize such statement without investigation or the giving of any notice. The written acknowledgment

                                   Exhibit C
of receipt by the Company for any sums paid to it by the Insurer pursuant to the written statement of the Cash Investment in the Policy shall be a full discharge and release of the Insurer with respect to the Company's interest in the Policy. Payment of the Cash Investment shall be made to the exclusive order of the Company.

         3. Each and every right, interest or incident of ownership associated with the Policy which is not expressly assigned to the Company by this Collateral Assignment Agreement is retained by the Owner, including, but not limited to, the right to designate and change the beneficiaries of the Policy, the right to transfer the Policy subject to the rights assigned to the Company, the right to surrender the Policy subject to the rights assigned to the Company, and the right to exercise any option provided in the Policy.

         4. Each of the undersigned declares that no proceedings in bankruptcy are pending against it or them and that its or their property is not subject to any assignment for the benefit of creditors.

         5. All matters respecting the validity, effect and interpretation of this Collateral Assignment Agreement shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         6. This Collateral Assignment Agreement shall be binding upon the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.


ADVANTA CORP.                                [OWNER]


By:                                          By:                          (SEAL)
   ------------------------------------           ------------------------



Attest:
       --------------------------------
              [Corporate Seal]